Exhibit 10.5

ESCROW AGREEMENT

(Earn Out Purchase Price – Pick’n Save Center)

This Escrow Agreement (this “Agreement”) is entered into as of the 11th day of July, 2014, by and between SOUTH MAIN CENTER, INC., a Wisconsin corporation (“Seller”), and IREIT WEST BEND MAIN, L.L.C., a Delaware limited liability company (“Purchaser”), and Chicago Title Insurance Company (“Escrow Agent”).

RECITALS

A. As of the effective date hereof, Purchaser has purchased from Seller that certain property located in West Bend, Wisconsin described on Exhibit “A” attached hereto and incorporated herein (the “Shopping Center”), pursuant to the terms of that certain Purchase and Sale Agreement dated April 4, 2014 (as amended, the “Purchase Agreement”).

B. As of the effective date hereof, Seller and Purchaser have entered into that certain Post Closing and Indemnity Agreement (“Post Closing Agreement”), a copy of which is attached hereto as Exhibit “B” and incorporated herein.

C. Pursuant to Section 2 of the Post Closing Agreement, upon satisfaction of the terms and conditions set forth in the Post Closing Agreement, Seller shall be entitled to payments of the Earnout Purchase Price, which may be earned and paid at one or more Earnout closings.

D. Seller and Purchaser have agreed that Purchaser shall deposit the Earnout Purchase Price with respect to the Unbuilt Vacant Space (“New Building Earnout Price”), as further detailed herein, with Escrow Agent, to be held and disbursed in accordance with the terms of this Agreement.

AGREEMENTS

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00), the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Seller, Purchaser, and Escrow Agent hereby agree as follows:

1. Recitals; Capitalized Terms. The above recitals are incorporated herein for all purposes. Any capitalized term that is not defined herein shall have the same meaning that is ascribed to it in the Post Closing Agreement.

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2. Acceptance by Escrow Agent. Escrow Agent hereby accepts appointment as escrow agent and agrees to serve under the terms of this Agreement and perform the duties herein particularly described.

3. Deposit of Funds by Purchaser. (a) From time to time as Seller constructs the Unbuilt Vacant Space (the “New Building Improvements”), but not more often than monthly, Seller shall submit to Purchaser and Escrow Agent written evidence and supporting documentation reasonably acceptable to Purchaser of the costs Seller has incurred to date (or from the date of the last Expense Update Report, as applicable) (each, an “Expense Update Report”). Each Expense Update Report shall identify the New Building Improvements to which it pertains and the dollar amounts so expended by Seller.

(b) Within five (5) business days after receipt of the Expense Update Report, Purchaser shall deposit with Escrow Agent the amount shown on such Expense Update Report; provided, however, in no event shall Purchaser be required to deposit any sums in excess of the New Building Earnout Price. If Purchaser has any objections to any Expense Update Report or requires additional documentation, Purchaser shall notify Seller in writing (the “Objection Notice”) within such five (5) business day period, setting forth the specific objection or information required and the dollar amount to which such objection or request applies (the “Objection Amount”); provided that (i) Purchaser shall be required to timely deposit in escrow the amount set forth in such Expense Update Report less the Objection Amount; (ii) upon receipt of the additional information or Seller’s response resolving the objection in the Objection Notice, Purchaser shall deposit the Objection Amount within three (3) business days; and (iii) in no event shall the foregoing right of Purchaser to object or request additional information be deemed a right to approve any construction budget or costs associated with the construction of the New Building Improvements, it being agreed and acknowledge that the foregoing right is solely to permit Purchaser to request additional documentation and to verify the Expense Update Report is not front-loaded and accurately reflects the costs incurred to date.

(c) Within five (5) business days after Seller’s satisfaction of the Earnout Requirements with respect to the New Building Improvements (“New Building Deposit Deadline”), Purchaser shall deposit the difference between the New Building Earnout Price and the amount currently held in escrow by the Escrow Agent. The Escrow Agent shall disburse payments of the New Building Earnout Price at one or more Earnout closings, as further set forth in the Post Closing Agreement.

(d) If Purchaser fails to make any payments or deposits required by this Agreement on the date such payment or deposit was due, interest shall accrue on such delinquent amounts at a fixed rate equal to Eight and 00/100 percent (8.0%) per annum after such payment or deposit was due until such delinquent amounts (together with accrued interest) are paid in full. The right to charge interest on delinquent amounts shall be in addition to any other rights and remedies Seller may have pursuant to the Post Closing Agreement.

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(e) Escrow Agent accepts the New Building Earnout Price deposited pursuant to the terms hereof in trust to be disbursed only in accordance with this Agreement and the terms of the Post Closing Agreement. The New Building Earnout Price shall be held by Escrow Agent in one or more interest-bearing and federally-insured accounts (collectively, the “Account”) at financial institutions acceptable to Seller and Purchaser (collectively, the “Bank”). As used herein, the term “financial institution” shall mean a bank, savings association or savings bank whose accounts are insured by the federal government.

4. Obligations of Escrow Agent. Purchaser and Seller hereby agree that the following provisions shall control with respect to the rights, duties, liabilities, and privileges of Escrow Agent hereunder: (a) Escrow Agent is not a party to, and is not bound by, or charged with notice of, any agreement out of which this escrow may arise (other than this Agreement); (b) Escrow Agent acts hereunder only as a depository and agent for Purchaser and Seller; and (c) Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney, or other paper or documents which Escrow Agent in good faith believes to be genuine and what it purports to be.

5. Fee to Escrow Agent. Escrow Agent shall charge a fee in the amount of $500.00 in connection with this Agreement. Seller and Purchaser shall each be responsible for payment of one-half (1/2) of such fee.

6. Termination. This Agreement shall be terminated upon the completion of all of the New Building Improvements and Escrow Agent’s payment to Seller of the New Building Earnout Price; provided, however, if Seller defaults under the terms of that certain Construction Management Agreement by and between Seller and Purchaser (a copy of which is attached hereto as Exhibit “C” and incorporated herein) and Purchaser terminates such Construction Management Agreement and/or elects to take over the Work (as such term is defined in the Construction Management Agreement) as a result of such default, Purchaser shall notify Escrow Agent in writing of same, with a copy of such notice to Seller, and any funds held by Escrow Agent pursuant to the terms of this Agreement shall be released to Purchaser five (5) business days after Escrow Agent’s receipt of such notice, but only after Seller is first reimbursed for all reasonable out of pocket expenses actually incurred under the Construction Management Agreement, such cost not to exceed the New Building Earnout Price.

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7. Notices. Any notices or communications required or permitted to be delivered hereunder must be in writing and shall be deemed to be delivered upon receipt if delivered personally, sent by facsimile, or deposited in the United States Mail, certified, return receipt requested, postage prepaid, addressed to Seller or Purchaser, as the case may be, at the following addresses and/or facsimile numbers:

If to Seller:

South Main Center, Inc.

2001 W. Beltline Highway, Suite 200

Madison, Wisconsin 53717

Attn: Matthew Prescott

Telephone: (608) 250-2099

Facsimile: (608) 250-2093

With Copy To:

Whyte Hirschboeck Dudek S.C.

555 E. Wells Street, Suite 1900

Milwaukee, Wisconsin 53202

Attn: Brad Dallet

Telephone: (414) 978-5525

Facsimile: (414) 223-5000

If to Purchaser:

c/o Inland Real Estate Income Trust, Inc.

Attn: President

2901 Butterfield Road

Oak Brook, Illinois 60523

Telephone: (630) 218-4948

Facsimile: (630) 218-4935

With a Copy to:

The Inland Real Estate Group, Inc., Law Department

Attn: Brett Smith

2901 Butterfield Road

Oak Brook, Illinois 60523

Telephone: (630) 218-2885

Facsimile: (630) 218-4900

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The addresses and facsimile numbers for providing notice may be changed by providing notice of the said change pursuant to this paragraph.

8. Governing Law. The laws of the State of Wisconsin shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation hereof; and the parties hereto hereby irrevocably agree that in the event of any dispute involving this Agreement, venue for such dispute shall lie in any court of competent jurisdiction in Washington County, Wisconsin.

9. Complete Agreement. This instrument embodies the entire agreement among the parties, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed collectively by each of the parties hereto.

10. Counterparts. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

11. Legal Construction. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

12. Successors and Assigns. This instrument shall be binding upon and shall inure to the benefit of Seller, Purchaser and Escrow Agent and the respective representatives, successors and assigns of each.

13. Attorney’s Fees. If either Seller or Purchaser is a prevailing party in any legal proceeding brought under or with relation to this Agreement, then such party shall be entitled to recover from the non-prevailing party all costs of such proceeding and reasonable attorneys’ fees. The provisions of this paragraph shall survive the termination of this Agreement.

[Signature Page(s) to Follow]

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[Signature Page for Seller]

EXECUTED as of the date first set forth above.

Seller:

SOUTH MAIN CENTER, INC., a Wisconsin corporation

By:	/s/ Matthew P. Prescott
Matthew P. Prescott, President

THE STATE OF WISCONSIN	§
§
COUNTY OF MILWAUKEE	§

This instrument was acknowledged before me on July __, 2014, by Matthew P. Prescott, the President of South Main Center, Inc., a Wisconsin corporation, on behalf of said corporation.

Notary Public in and for the State of Wisconsin

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[Signature Page for Purchaser]

EXECUTED as of the date first set forth above.

Purchaser:

IREIT West Bend Main, L.L.C., a Delaware limited liability company

By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Marcia L. Grant
	Name:	Marcia L. Grant
	Its:	Assistant Secretary

THE STATE OF ILLINOIS	§
§
COUNTY OF DUPAGE	§

This instrument was acknowledged before me on this the _____ day of July, 2014, by __________________, _____________________ of Inland Real Estate Income Trust, Inc., the sole member of IREIT West Bend Main, L.L.C., a Delaware limited liability company.

Notary Public in and for the State of __________

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[Signature Page for Title Company]

EXECUTED as of the date first set forth above.

Title Company:

Chicago Title Insurance Company

By:
Name:
Its:

THE STATE OF __________	§
§
COUNTY OF __________	§

This instrument was acknowledged before me on this the _____ day of July, 2014, by __________________, _____________________ of CHICAGO TITLE INSURANCE COMPANY.

Notary Public in and for the State of __________

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EXHIBIT "A"

Description of Shopping Center

[See attached]

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EXHIBIT “B”

Post Closing Agreement

[See attached]

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EXHIBIT “C”

Construction Management Agreement

[See attached]